Exhibit 99.1

Cactus Announces Expiration of Hart-Scott-Rodino Waiting Period for the Pending FlexSteel Transaction

HOUSTON – February 7, 2023 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), with respect to the previously announced agreement to acquire FlexSteel Technologies Holdings, Inc. and its affiliates through a merger with its holding company, HighRidge Resources, Inc. (“FlexSteel”) and Atlas Merger Sub, LLC, a newly formed subsidiary of Cactus, Inc.

The expiration of the HSR waiting period occurred at 11:59 p.m. Eastern Standard Time on February 6, 2023, without any action taken by the Federal Trade Commission or the U.S. Department of Justice. This was a condition to the closing of the pending transaction. Completion of the transaction is subject to the satisfaction of the remaining customary closing conditions and is expected to occur during the first quarter of 2023.

About Cactus, Inc.

Cactus designs, manufactures, sells and rents a range of highly engineered wellhead and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates service centers throughout the United States and Australia, while also providing equipment and services in select international markets.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, may contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties, including unanticipated challenges relating to the pending FlexSteel transaction and related financing. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation.

Cactus, Inc.
John Fitzgerald, 713-904-4655
Director of Corporate Development and Investor Relations
IR@CactusWHD.com

Source: Cactus, Inc.
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